Exhibit 5

                                James F. Oliviero
                                 General Counsel
                                    KSW, Inc.
                                37-16 23rd Street
                        Long Island City, New York 11101



                                February 9, 2006


KSW, Inc.
37-16 23rd Street
Long Island City, New York  11101

Ladies and Gentlemen:

                  I am the general counsel of KSW, Inc., a Delaware corporation (the "Company"). A such, I am familiar with the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of not more than 1,085,000 additional shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to stock options granted and to be granted under the Amended 1995 Stock Option Plan of KSW, Inc. (the "Plan").

                  In so acting, I have examined originals or copies (certified or otherwise identified to my satisfaction) of the Registration Statement and the Plan pursuant to which shares of the Common Stock will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

                  Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the 1,085,000 shares of Common Stock being registered for sale pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

                  I hereby consent to the use of this letter as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ James F. Oliviero

                                                     James F. Oliviero
                                                     General Counsel